Exhibit 5.1




                               October 1, 2003


The Board of Directors
Quest Diagnostics Incorporated
One Malcolm Avenue
Teterboro, New Jersey 07608

                         Quest Diagnostics Incorporated

Ladies and Gentlemen:

          We have acted as counsel for Quest Diagnostics Incorporated (the "Company") in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") relating to the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the "Securities Act"), by the Company of the following securities of the Company with an aggregate offering price of up to $650,000,000 or the equivalent thereof in one or more foreign currencies: (i) senior debt securities, including the guarantees endorsed thereon, if any (the "Senior Debt"), and subordinated debt securities, including the guarantees endorsed thereon, if any (the "Subordinated Debt," and together with the Senior Debt, the "Debt Securities"); (ii) preferred stock (the "Preferred Stock") and the guarantees, if any, thereof by subsidiaries of the Company (the "Preferred Stock Guarantees"); and (iii) common stock (the "Common Stock"), including common stock that may be issued upon conversion of the Debt Securities or Preferred Stock. The Debt Securities, the Preferred Stock and the Common Stock are collectively referred to as the "Securities." The offering of the Securities will be as set forth in the prospectus contained in the Registration Statement (the "Prospectus"), as supplemented by one or more supplements to the Prospectus (each supplement, a "Prospectus Supplement").

          The Senior Debt will be issued in one or more series pursuant to an indenture dated as of June 27, 2001, as supplemented by the First Supplemental Indenture dated as of June 27, 2001, as further supplemented by the Second Supplemental Indenture dated as of November 26, 2001, as further supplemented by the Third Supplemental Indenture dated as of April 4, 2002 and as further supplemented by the Fourth Supplemental Indenture dated as of March 19, 2003 (collectively, the "Senior Indenture"), in each case, among the Company, the subsidiaries of the Company indicated on the signature pages thereto, as guarantors (the "Senior Subsidiary Guarantors"), and The Bank of New York, as trustee (the "Senior Trustee"). The Subordinated Debt will be issued in one or more series pursuant to a subordinated indenture (the "Subordinated Indenture") to be entered into among the Company, the subsidiaries of the

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Company indicated on the signature pages thereto, as guarantors (the
"Subordinated Subsidiary Guarantors"), and The Bank of New York, as trustee (the "Subordinated Trustee"). The subsidiaries of the Company, if any, which are guarantors of the Preferred Stock are referred to herein as the "Preferred Stock Guarantors." The Senior Subsidiary Guarantors, the Subordinated Subsidiary Guarantors and the Preferred Stock Guarantors are referred to collectively as the "Subsidiary Guarantors."

          In our capacity as counsel to the Company, we have examined (i) the Registration Statement, (ii) the Senior Indenture filed as an exhibit to the Registration Statement, (iii) the form of Subordinated Indenture filed as an exhibit to the Registration Statement, and (iv) the originals, or copies identified to our satisfaction, of such corporate records of the Company and the Subsidiary Guarantors, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed necessary as a basis for the opinions hereinafter expressed. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies.

          Our opinions set forth below are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States and we do not express any opinion herein concerning any other laws.

          Based on the foregoing, we are of the opinion that:

          1. The Senior Indenture has been duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery by each Senior Subsidiary Guarantor, and the Senior Trustee, the Senior Indenture constitutes a valid and legally binding obligation of the Company and each Senior Subsidiary Guarantor, enforceable against the Company and each Senior Subsidiary Guarantor in accordance with its terms.

          2. The Senior Debt has been duly authorized and, when (i) the final terms thereof have been duly established and approved and (ii) the Senior Debt has been duly executed by the Company and, if applicable, each Senior Subsidiary Guarantor, and authenticated by the Senior Trustee in accordance with the Senior Indenture and delivered to and paid for by the purchasers thereof, the Senior Debt will constitute valid and legally binding obligations of the Company and, if applicable, each Senior Subsidiary Guarantor, enforceable against the Company and each Senior Subsidiary Guarantor, as the case may be, in accordance with the terms thereof and will be entitled to the benefits of the Senior Indenture.

          3. The Subordinated Indenture has been duly authorized by the Company and, when duly authorized by each Subordinated Subsidiary Guarantor, duly executed and delivered by the Company and each Subordinated Subsidiary Guarantor and duly authorized, executed and delivered by the Subordinated Trustee, the Subordinated Indenture will constitute a valid and legally binding obligation of the Company and each Subordinated Subsidiary Guarantor, enforceable against the Company and each Subordinated Subsidiary Guarantor in accordance with its terms.

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          4. The Subordinated Debt has been duly authorized and, when (i) the final terms thereof have been duly established and approved and (ii) the Subordinated Debt has been duly executed by the Company and, if applicable, each Subordinated Subsidiary Guarantor, and authenticated by the Subordinated Trustee in accordance with the Subordinated Indenture and delivered to and paid for by the purchasers thereof, the Subordinated Debt will constitute valid and legally binding obligations of the Company and, if applicable, each Subordinated Subsidiary Guarantor, enforceable against the Company and each Subordinated Subsidiary Guarantor, as the case may be, in accordance with the terms thereof and will be entitled to the benefits of the Subordinated Indenture.

          5. When (i) all corporate action necessary for issuance of the Preferred Stock has been taken, including the adoption of a Certificate of Designations relating thereto, (ii) the final terms of the Preferred Stock have been duly established and approved and (iii) the shares of Preferred Stock have been duly issued and delivered to and paid for by the purchasers thereof, the Preferred Stock will be validly issued, fully paid and non-assessable.

          6. The Preferred Stock Guarantees have been duly authorized and, when
(i) the final terms thereof have been duly established and approved and (ii) the Preferred Stock Guarantees have been duly executed by each Preferred Stock Guarantor and delivered to and paid for by the purchasers thereof, the Preferred Stock Guarantees will constitute valid and legally binding obligations of each Preferred Stock Guarantor, enforceable against each Preferred Stock Guarantor, as the case may be, in accordance with the terms thereof.

          7. The Company has authority pursuant to its Certificate of Incorporation to issue up to 300,000,000 shares of Common Stock. When (i) all corporate action necessary for the issuance of the Common Stock has been taken and (ii) such shares of Common Stock have been duly issued and delivered to and paid for by the purchasers thereof, the Common Stock will be validly issued, fully paid and non-assessable.

          The opinions set forth in paragraphs (1) through (4) and (6) above are subject, as to enforcement, to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally (including, without limitation, all laws relating to fraudulent transfers), (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Validity of the Securities" in the Prospectus.

                                                     Very truly yours,

                                                     /S/ SHEARMAN & STERLING LLP

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